As filed with the Securities and Exchange Commission on May 31, 2005

                                                     Registration No. 333-110454

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                             Registration Statement

                                      Under

                           The Securities Act of 1933

                         FLUSHING FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                     DELAWARE                              11-3209278
      --------------------------------------          --------------------
         (State or other jurisdiction of                 (IRS Employer
          incorporation or organization)               Identification No.)

      1979 MARCUS AVENUE, SUITE E140,
             LAKE SUCCESS, NY                                 11042
      --------------------------------------          --------------------
     (Address of Principal Executive Offices)              (Zip Code)


                        1996 STOCK OPTION INCENTIVE PLAN
                      ------------------------------------
                            (Full title of the plans)

                                  John R. Buran
                         Flushing Financial Corporation,
             1979 Marcus Avenue, Suite E140, Lake Success, NY 11042
                                 (718) 961-5400
             -------------------------------------------------------
            (Name, address and telephone number of agent for service)

                       Copy to: Gloria W. Nusbacher, Esq.
                            Hughes Hubbard & Reed LLP
                             One Battery Park Plaza
                              New York, N.Y. 10004

                              EXPLANATORY STATEMENT


      This Post-Effective Amendment No. 1 is being filed by Flushing Financial Corporation (the "Company") to transfer shares of the Company's common stock originally registered for delivery under the Company's 1996 Stock Option Incentive Plan ("Option Plan") and not previously delivered or subject to outstanding awards under such plan or which become available for awards after the date hereof to a new Registration Statement on Form S-8 to be filed contemporaneously to register shares for delivery under the Company's 2005 Omnibus Incentive Plan ("Omnibus Plan").

      The original registration statement, filed November 13, 2003, registered 900,000 shares (as adjusted for stock splits) for delivery under the Option Plan. Of such shares none have been delivered, 31,006 shares are subject to outstanding awards, and the remaining 868,994 shares are available for future grants.

      The Omnibus Plan, which was adopted on May 17, 2005, provides that shares previously authorized for issuance under the Option Plan which have not been delivered under such plan and are not subject to outstanding awards under such plan as of May 17, 2005 or which subsequently become available for awards as a result of forfeitures under such plan shall instead be used for awards under the Omnibus Plan. Accordingly, the 868,994 shares that are available for future grants are hereby deregistered from this Registration Statement and transferred to the Registration Statement on Form S-8 contemporaneously filed by the Company with respect to the Omnibus Plan. In addition, to the extent any of the 31,006 shares registered on this registration statement that are subject to outstanding awards are not delivered to award holders as a result of forfeiture of awards, the shares not delivered shall be available for awards under the Omnibus Plan and shall be deemed transferred to the Registration Statement on Form S-8 contemporaneously filed by the Company with respect to such plan.


Item 8.    EXHIBITS

Exhibit 24.1   Powers of Attorney - filed herewith

                                   SIGNATURES


      THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Nassau, State of New York, on this 27th day of May, 2005.

                                       FLUSHING FINANCIAL CORPORATION



                                       By: /S/ JOHN R. BURAN
                                           -------------------------------------
                                           John R. Buran
                                           Executive Vice President and
                                           Chief Operating Officer



      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities indicated on this 27th day of May, 2005.


SIGNATURE                                  CAPACITY



                *                          President and Chief Executive Officer
----------------------------------         and Director
        Michael J. Hegarty                 (Principal Executive Officer)


                *                          Director and Chairman
----------------------------------
        Gerard P. Tully, Sr.



                *                          Executive Vice President and Chief
----------------------------------         Operating Officer and Director
           John R. Buran


                *                          Senior Vice President, Chief
----------------------------------         Financial Officer and Treasurer
           David W. Fry                    (Principal Financial and
                                           Accounting Officer)


                *                          Director
----------------------------------
         James D. Bennett

SIGNATURE                                  CAPACITY



----------------------------------         Director
         Steven J. D'Iorio



                *                          Director
----------------------------------
          Louis C. Grassi



                *                          Director
----------------------------------
          John J. McCabe



                *                          Director
----------------------------------
        Vincent F. Nicolosi



                *                          Director
----------------------------------
         Donna M. O'Brien



                *                          Director
----------------------------------
       Franklin F. Regan, Jr.



                *                          Director
----------------------------------
          John E. Roe, Sr.

SIGNATURE                                  CAPACITY


                *                          Director
----------------------------------
         Michael J. Russo



*  By: /S/ JOHN R. BURAN
       ---------------------------,
       as authorized by Power of
       Attorney filed as Exhibit
       24.1 to this Registration
       Statement

                                  EXHIBIT INDEX

Exhibit 24.1   Powers of Attorney - filed herewith